SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549

                                    FORM 8-A


                For Registration of Certain Classes of Securities
                     Pursuant to Section 12(b) or (g) of the
                         Securities Exchange Act of 1934



                              Westower Corporation
             (Exact name of Registrant as specified in its charter)


         Washington                                                   91-1825860
         (State of incorporation                                (I.R.S. Employer
         or organization)                                    Identification No.)

         7001 NE 40th Avenue
         Vancouver, Washington                                             98661
         (Address of principal executive offices)                     (Zip Code)

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), please check the following box. [ x ]

     If this form relates to the registration of a class of securities pursuant to Section 12 (g) of the Exchange Act and is effective pursuant to General Instruction A. (d), please check the following box. [ ]

     Securities Act registration statement file number to which this form relates: 333-32963

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                               Name of each exchange on which
to be so registered                               each class is to be registered

Units (consisting of one share and one warrant)          American Stock Exchange
Common Stock, $.01 par value                             American Stock Exchange
Redeemable Common Stock Purchase Warrants                American Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                (Title of Class)

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant's Securities to be Registered.

         The securities to be registered are the Registrant's Units, Common Stock, $.01 par value per share and Common Stock Purchase Warrants. Such securities are described under the caption "Description of Securities" in the Prospectus filed as part of the Registrant's registration statement on Form SB-2 (File No.333-32963). Such description is hereby incorporated herein by reference as permitted by Rule 12b-23.

Item 2.  Exhibits.

         The following exhibits are filed, or incorporated by reference, as part of this Registration Statement:

     1. Registration Statement on Form SB-2 (File No. 333-32963) filed August 6, 1997 as amended (the "Registration Statement"). (1)
     2. Articles of Incorporation of the Registrant. Filed as Exhibit 3.1 to the Registration Statement. (1)
     3. Bylaws of the Registrant. Filed as Exhibit 3.2 to the Registration Statement. (1)
     4.1  Specimen  of unit  certificate  to be  registered  hereunder.  (2)
     4.2. Specimen common stock certificate to be registered hereunder.  (2)
     4.3. Specimen of warrant certificate to be registered hereunder. Exhibit A to the Warrant Agreement filed as Exhibit 10.1 to the Registration Statement.(1)


(1) Incorporated by reference from the Registration Statement as permitted by Rule 12b-32. (2) Filed herewith.


                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                        Westower Corporation (Registrant)




Date: October 14, 1997                       By:/s/ Calvin J.Payne
                                            Calvin J. Payne
                                            Chairman and Chief Executive Officer